UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 23, 2004 (January 23, 2004)

Wellsford Real Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	1-12917	13-3926898

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 Madison Avenue, New York, New York		10022

(Address of Principal Executive Office)		(Zip Code)

(212) 838-3400

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

On January 23, 2004 Wellsford Real Properties, Inc. (“the Company”) announced that it expects to record non-cash reductions aggregating approximately $46 million (or $7.13 per common share) to the carrying amount of certain of its assets in the fourth quarter of 2003. Based on the September 30, 2003 financial statements, after the effect of the aforementioned reductions the Company’s net book value would be reduced to $20.57 per share. The adjustments relate to an impairment charge taken by Wellsford/Whitehall Group L.L.C., a joint venture (the “Venture”) between the Company and the Whitehall Funds (“Whitehall”), affiliates of The Goldman Sachs Group, Inc. Another Goldman Sachs affiliate manages the Venture.

The Venture, in which the Company has a 32.59% equity interest, recorded an impairment charge of $113 million relating to certain assets in its portfolio. It currently owns and operates 2.7 million SF of office buildings situated predominantly in suburban Boston and New Jersey markets. Currently these buildings are approximately 62% leased and are subject to several first lien mortgages totaling approximately $202 million (or $75 per SF). The final amount of the impairment charge is subject to the completion of the annual audit.

Prior to the recording of the fourth quarter impairment charge, the net real estate assets of the Venture as of September 30, 2003 were $357.3 million and members’ equity was $181.2 million. This impairment provision represents an approximate reduction of 32% in the Venture’s net real estate assets and a reduction of 62% in members’ equity (to $68 million).

The magnitude of the impairment charge is the result of several factors including a continued deterioration of and outlook for the suburban office submarkets where the Venture’s properties are situated. Specifically, these include decreasing market rents, slower absorption trends and greater tenant concession costs. The Venture anticipates that average new rents for its properties could decrease in 2004 from those existing in early 2003 in excess of 15%. With regard to six of the Boston properties, which collateralize $65 million of non-recourse securitized debt, the Venture has requested a dialogue with the special servicer to discuss various forms of debt relief. There can be no assurance of the outcome of these discussions. Approximately 68% (or $77 million) of the Venture’s impairment reserve relates to these Boston properties.

The reductions in the carrying amount of the Company’s assets include its $37 million share of the Venture charge, and as a result of the charge, an aggregate of $9 million in charges attributable to the balance of the unamortized basis difference of the Company’s investment in the Venture and to certain deferred income tax assets. After the reductions, the Company’s investment in the Venture is approximately $15 million. The Company will continue to evaluate whether further reductions to the carrying amount of its investment are appropriate. In addition, the adjustments are subject to year-end audit procedures by the Company’s independent auditors. These charges will cause the Company’s consolidated net worth to fall below a minimum covenant requirement contained in a credit enhancement agreement supporting $12.7 million of outstanding bonds with respect to its Palomino Park project.

The Company and Whitehall continue to analyze the various alternatives available to them including the need for additional capital in the Venture and their respective “buy-sell” rights. At the end of 2003, the Company held $82 million in cash and short term government securities to respond to various opportunities or requirements as they present themselves, including the repayment of the $12.7 million Palomino Park Bonds.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits
	99.1	Press release issued January 23, 2004 reporting reductions in assets relating to the Wellsford/Whitehall Group L.L.C. office venture.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLSFORD REAL PROPERTIES, INC.

By:	/s/ James J. Burns
James J. Burns Senior Vice President, Chief Financial Officer

Date: January 23, 2004

Exhibit 99.1

WELLSFORD REAL PROPERTIES, INC.
535 MADISON AVENUE 26TH FLOOR NEW YORK NY 10022
212-838-3400    FAX 212-421-7244

FOR IMMEDIATE RELEASE:

WELLSFORD REAL PROPERTIES REPORTS REDUCTIONS IN ASSETS
RELATING TO THE WELLSFORD/WHITEHALL GROUP L.L.C. OFFICE VENTURE

NEW YORK, January 23, 2004 — Wellsford Real Properties, Inc. (AMEX: “WRP”) announced that it expects to record non-cash reductions aggregating approximately $46 million (or $7.13 per common share) to the carrying amount of certain of its assets in the fourth quarter of 2003. Based on the September 30, 2003 financial statements, after the effect of the aforementioned reductions WRP’s net book value would be reduced to $20.57 per share. The adjustments relate to an impairment charge taken by Wellsford/Whitehall Group L.L.C., a joint venture (the “Venture”) between WRP and the Whitehall Funds (“Whitehall”), affiliates of The Goldman Sachs Group, Inc. Another Goldman Sachs affiliate manages the Venture.

The Venture, in which WRP has a 32.59% equity interest, recorded an impairment charge of $113 million relating to certain assets in its portfolio. It currently owns and operates 2.7 million SF of office buildings situated predominantly in suburban Boston and New Jersey markets. Currently these buildings are approximately 62% leased and are subject to several first lien mortgages totaling approximately $202 million (or $75 per SF). The final amount of the impairment charge is subject to the completion of the annual audit.

Prior to the recording of the fourth quarter impairment charge, the net real estate assets of the Venture as of September 30, 2003 were $357.3 million and members’ equity was $181.2 million. This impairment provision represents an approximate reduction of 32% in the Venture’s net real estate assets and a reduction of 62% in members’ equity (to $68 million).

The magnitude of the impairment charge is the result of several factors including a continued deterioration of and outlook for the suburban office submarkets where the Venture’s properties are situated. Specifically, these include decreasing market rents, slower absorption trends and greater tenant concession costs. The Venture anticipates that average new rents for its properties could decrease in 2004 from those existing in early 2003 in excess of 15%. With regard to six of the Boston properties, which collateralize $65 million of non-recourse securitized debt, the Venture has requested a dialogue with the special servicer to discuss various forms of debt relief. There can be no assurance of the outcome of these discussions. Approximately 68% (or $77 million) of the Venture’s impairment reserve relates to these Boston properties.

The reductions in the carrying amount of WRP’s assets include its $37 million share of the Venture charge, and as a result of the charge, an aggregate of $9 million in charges attributable to the balance of the unamortized basis difference of WRP’s investment in the Venture and to certain deferred income tax assets. After the reductions, WRP’s investment in the Venture is approximately $15 million. WRP will continue to evaluate whether further reductions to the carrying amount of its investment are appropriate. In addition, the adjustments are subject to year-end audit procedures by WRP’s independent auditors. These charges will cause WRP’s consolidated net worth to fall below a minimum covenant requirement contained in a credit enhancement agreement supporting $12.7 million of outstanding bonds with respect to its Palomino Park project.

WRP and Whitehall continue to analyze the various alternatives available to them including the need for additional capital in the Venture and their respective “buy-sell” rights. At the end of 2003, WRP held $82 million in cash and short term government securities to respond to various opportunities or requirements as they present themselves, including the repayment of the $12.7 million Palomino Park Bonds.

Wellsford Real Properties, Inc. is a real estate merchant banking firm organized in 1997 and headquartered in New York City which acquires, develops, finances and operates real estate properties and organizes and invests in private and public real estate companies.

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of WRP or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others: general and local economic and business conditions, which will, among other things, affect demand for commercial properties, availability and credit worthiness of prospective tenants, lease rents and the availability and cost of financing; future impairment charges as a result of possible continuing declines in the expected values and cash flows of owned properties or adjustments to the current respective impairment charges as a result of the completion of the year end audit procedures by the Venture’s and WRP’s respective accountants; competition; risks of real estate acquisition, development, construction and renovation including construction delays and cost overruns; ability to comply with zoning and other laws; vacancies at commercial properties; dependence on rental income from real property; the risk of inflation in operating expenses, including, but not limited to, energy, water and insurance; the availability of insurance coverages; adverse consequences of debt financing including, without limitation, the necessity of future financings to repay maturing debt obligations; inability to meet financial and valuation covenants contained in loan agreements; inability to repay financings; inability to obtain relief under existing financing terms; risk of foreclosure on collateral; risk related to the maintenance of tax indemnities; risks associated with equity investments in and with third parties; risks associated with our reliance on joint venture partners including, but not limited to, the inability to obtain consent from partners for certain business decisions, reliance on partners who are solely responsible for the books, records and financial statements of such ventures, the potential risk that our partners may become bankrupt, have economic or other business interests and objectives which may be inconsistent with those of WRP and our partners being in a position to take action contrary to our instructions or requests; inability and/or willingness of partners to provide their share of any future capital requirements; availability and cost of financing; interest rate risks; demand by prospective buyers of commercial properties; the uncertainties regarding the buy-sell arrangement between WRP and Whitehall with respect to the Venture including, but not limited to, whether either party will exercise their rights there under, the timing of such exercise, and the inability by the ultimate purchaser to meet the financial terms of such transaction; inability to realize gains from the real estate portfolio; lower than anticipated sales prices; illiquidity of real estate investments. Therefore, actual results could differ materially from those projected in such statements.

Press Contact:	Mark P. Cantaluppi Wellsford Real Properties, Inc. Vice President, Chief Accounting Officer & Director of Investor Relations (212) 838-3400

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